Exhibit 99.1

ADM Reports First Quarter Adjusted Earnings of $0.42 per Share
•Net earnings of $230 million, or $0.39 per share
•Challenging market conditions continued into the quarter
•Continued to actively manage portfolio
•Market dynamics could present opportunities in second half of the year

CHICAGO, May 3, 2016—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended Mar. 31, 2016.

The company reported adjusted earnings per share1 of $0.42, down from $0.78 in the same period last year. Included in these results was a $0.08 per share loss related to updated portfolio valuations in an investment joint venture. Adjusted segment operating profit1 was $573 million, down 36 percent from $892 million in the year-ago period. Net earnings for the quarter were $230 million, or $0.39 per share, and segment operating profit1 was $573 million.

“Challenging market conditions continued in the first quarter, particularly affecting Ag Services,” said ADM Chairman and CEO Juan Luciano. “Low U.S. export volumes and weak margins continued, and in the quarter, poor results from the global trade desk impacted results for Ag Services. Results for Corn improved compared to the first quarter one year ago, led by a strong performance in sweeteners and starches. For Oilseeds, global protein demand remained solid. However, first quarter results were impacted by weak global crush margins. WFSI results were in line with expectations.

“During the quarter, we continued to advance our strategic plan. We acquired a controlling stake in Harvest Innovations, enhancing ADM’s plant protein, gluten-free ingredient portfolio. We announced the purchase of a corn wet mill in Morocco that will further expand our global sweeteners footprint. We opened our new, state-of-the-art flavor creation, application and customer innovation center in Cranbury, New Jersey. And, as part of our ongoing portfolio management efforts, we reached an agreement to sell our Brazilian sugarcane ethanol operations. In addition, we achieved almost $50 million of run-rate savings in the quarter and remain on track to meet our $275 million target by the end of the calendar year. We repurchased about $300 million of shares in the quarter as we continue to execute on our balanced capital allocation framework.

“The first half of the year continues to present a challenging environment. However, we are cautiously optimistic that reduced South American soybean and corn production could bring improved soybean crush margins and merchandising opportunities in the second half of the year.”

First Quarter 2016 Highlights1

•
Adjusted EPS of $0.42 excludes a $0.02 per share charge related to LIFO and $0.01 per share in impairments. Included in adjusted EPS is a $0.08 per share loss related to updated portfolio investment valuations in CIP, an investment joint venture.

•
Agricultural Services decreased $118 million compared to a strong quarter last year amid lower North American export volumes and margins, fewer global merchandising and transportation opportunities, as well as unfavorable Global Trade Desk merchandising positions.

•	Corn Processing increased $2 million as strong results for sweeteners and starches were offset by weaker lysine results and lower ethanol margins.

•	Oilseeds Processing decreased $231 million compared to a very strong year-ago period, as higher Argentine crush run rates weakened global margins.

•	WILD Flavors and Specialty Ingredients earned $70 million on solid performance from WILD Flavors and higher results from specialty ingredients.

•	Trailing four-quarter-average adjusted ROIC was 6.3 percent, 30 basis points below our annual WACC of 6.6 percent.

•	The company returned $0.5 billion to shareholders through dividends and share repurchases.

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

Ag Services Earnings Decline on Reduced Merchandising Opportunities
Agricultural Services operating profit was $76 million, down $118 million from the year-ago quarter.

Merchandising and handling earnings declined $83 million to $24 million, primarily due to a challenging merchandising environment that continued due to weak U.S. export competitiveness, lower North American volumes and margins, and a quarterly loss for the global trade desk compared to positive results last year. Losses from the global trade desk were caused in part by unfavorable merchandising positions.

Transportation results declined $28 million to $4 million, due to low U.S. exports and high water conditions that resulted in lower barge volumes and higher operating costs.

Milling and other had a solid quarter, but results were down $7 million to $48 million due to lower grain and feed margins.

Corn Processing Earnings Up, Led by Sweeteners and Starches Results
Corn Processing operating profit increased from $127 million to $129 million.

Sweeteners and starches results improved $56 million to $141 million as the business continued to perform well, with an improved cost environment driven by strong capacity utilization.

Bioproducts results were down from $42 million to a loss of $12 million, due primarily to the continued challenging conditions in the global lysine market. In addition, ethanol margins continue to be impacted by high industry production levels that caused inventories to build throughout the quarter.

Oilseeds Earnings Lower vs. Exceptionally Strong Year-Ago Quarter
Oilseeds operating profit of $261 million decreased $231 million from the strong year-ago results.
Crushing and origination operating profit of $120 million declined $214 million from last year’s high levels. Global soybean crush and origination results were down significantly due to lower global margins resulting from increased Argentine soy meal exports and significantly reduced U.S. meal exports. In addition, lower softseed crush volumes and weaker Brazilian commercialization, which slowed throughout the quarter, negatively impacted results.

Refining, packaging, biodiesel and other generated a profit of $79 million for the quarter, down $11 million from year-ago results, with stronger results from North America and Europe offset by weaker results in South America. With the sale of the Cocoa business in October 2015, results decreased $24 million compared to last year.

Oilseeds results in Asia for the quarter declined $6 million from the year-ago period, due primarily to Wilmar’s lower fourth quarter earnings.

WFSI Earns $70 million, Up vs. Last Year
WFSI operating profit was $70 million in the first quarter. Results included operational start-up costs for the Tianjin Fibersol facility in China and the Campo Grande specialty protein complex in Brazil. Excluding these start-up costs, results improved by about $5 million from prior year results with solid performance from WILD Flavors and higher results from specialty proteins. With more than 900 revenue synergy projects identified, WFSI remains on track to achieve its 2016 targets.

Other Items of Note
As additional information to help clarify underlying business performance, the tables on page 9 include both adjusted EPS as well as adjusted EPS excluding significant timing effects.

Included in Corporate results was a $50 million loss related to updated portfolio investment valuations in Compagnie Industrielle et Financiere des Produits Amylaces SA (CIP). ADM holds a 43.7 percent equity interest in CIP, an investment joint venture held since the late 1980s.

Conference Call Information
ADM will host a webcast on May 3, 2016, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. ADM’s filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with more than 32,300 employees serving customers in more than 160 countries. With a global value chain that includes 428 crop procurement locations, 280 ingredient manufacturing facilities, 39 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Steve Schrier                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
(In millions)	2016	2015	Change
Agricultural Services Operating Profit
Merchandising and handling (excluding specified item)	$24	$107	$(83)
Milling and other	48	55	(7)
Transportation	4	32	(28)
Restructuring charges*	(1)	—	(1)
Total Agricultural Services	$75	$194	$(119)
Corn Processing Operating Profit
Sweeteners and starches (excluding specified item)	$141	$85	$56
Bioproducts (excluding specified item)	(12)	42	(54)
Corn hedge timing effects*	2	(14)	16
Total Corn Processing	$131	$113	$18
Oilseeds Processing Operating Profit
Crushing and origination (excluding specified item)	$120	$334	$(214)
Refining, packaging, biodiesel, and other (excluding specified items)	79	90	(11)
Asia	62	68	(6)
Restructuring charges*	(1)	—	(1)
Biodiesel credits*	—	(9)	9
Cocoa hedge timing effects*	—	(14)	14
Total Oilseeds Processing	$260	$469	$(209)
Wild Flavors & Specialty Ingredients Operating Profit
Wild Flavors and Specialty Ingredients	$70	$68	$2
Total Wild Flavors and Specialty Ingredients	$70	$68	$2
Other Operating Profit
Financial	$37	$11	$26
Total Other	$37	$11	$26

Segment Operating Profit	$573	$855	$(282)
*Memo: Adjusted Segment Operating Profit	$573	$892	$(319)

Corporate Results
LIFO credit (charge)	$(14)	$2	$(16)
Interest expense - net	(68)	(78)	10
Unallocated corporate costs	(116)	(103)	(13)
Minority interest and other charges	(69)	14	(83)
Total Corporate	$(267)	$(165)	$(102)
Earnings Before Income Taxes	$306	$690	$(384)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended March 31
	2016	2015
	(in millions, except per share amounts)

Revenues	$14,384	$17,506
Cost of products sold	13,588	16,404
Gross profit	796	1,102
Selling, general, and administrative expenses	475	498
Asset impairment, exit, and restructuring costs	13	—
Equity in (earnings) losses of unconsolidated affiliates	(65)	(139)
Interest income	(22)	(18)
Interest expense	70	81
Other (income) expense - net	19	(10)
Earnings before income taxes	306	690
Income taxes	(76)	(197)
Net earnings including noncontrolling interests	230	493
Less: Net earnings (losses) attributable to noncontrolling interests	—	—
Net earnings attributable to ADM	$230	$493

Diluted earnings per common share	$0.39	$0.77

Average number of shares outstanding	597	639

Other (income) expense - net consists of:
Gain on sale/revaluation of assets/business (a)	$(3)	$(3)
Other - net	22	(7)
	$19	$(10)

(a) Current period gain includes individually insignificant disposals in Ag Services ($2 million) and Oilseeds ($1 million). Prior period gain includes individually insignificant disposals in Ag Services ($1 million) and Oilseeds ($2 million).

Summary of Financial Condition
(Unaudited)

	March 31, 2016	March 31, 2015
	(in millions)
NET INVESTMENT IN
Cash and cash equivalents (b)	$706	$890
Short-term marketable securities (b)	525	406
Operating working capital (a)	7,667	8,147
Property, plant, and equipment	9,891	9,739
Investments in and advances to affiliates	4,089	3,959
Long-term marketable securities	441	507
Goodwill and other intangibles	3,889	3,218
Other non-current assets	401	367
Net current assets held for sale	—	1,084
	$27,609	$28,317
FINANCED BY
Short-term debt (b)	$783	$848
Long-term debt, including current maturities (b)	5,863	5,564
Deferred liabilities	3,050	3,148
Shareholders’ equity	17,913	18,757
	$27,609	$28,317

(a)
Current assets (excluding cash and cash equivalents, short-term marketable securities, and current assets held for sale) less current liabilities (excluding short-term debt, current maturities of long-term debt, and current liabilities held for sale).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Three months ended March 31
	2016	2015
	(in millions)
Operating Activities
Net earnings	$230	$493
Depreciation and amortization	231	216
Asset impairment charges	11	—
Gain on sale of assets and acquisition	(3)	(3)
Other - net	88	(129)
Changes in operating assets and liabilities	(534)	(532)
Total Operating Activities	23	45

Investing Activities
Purchases of property, plant and equipment	(180)	(244)
Net assets of businesses acquired	(84)	—
Proceeds from sale of business/assets	11	6
Marketable securities - net	(50)	100
Other investing activities	(145)	(123)
Total Investing Activities	(448)	(261)

Financing Activities
Long-term debt borrowings	—	8
Long-term debt payments	(4)	(7)
Net borrowings (payments) under lines of credit	697	742
Purchases of treasury stock	(296)	(566)
Cash dividends	(177)	(177)
Other	1	7
Total Financing Activities	221	7

Increase (decrease) in cash and cash equivalents	(204)	(209)
Cash and cash equivalents - beginning of period	910	1,099
Cash and cash equivalents - end of period	$706	$890

Segment Operating Analysis
(unaudited)

	Quarter ended March 31
	2016	2015
	(in ‘000s metric tons)
Processed volumes
Oilseeds	8,281	8,849
Corn	5,742	5,302
Total processed volumes	14,023	14,151

	Quarter ended March 31
	2016	2015
	(in millions)
Revenues
Agricultural Services	$6,480	$8,045
Corn Processing	2,207	2,466
Oilseeds Processing	4,997	6,293
Wild Flavors and Specialty Ingredients	592	606
Other	108	96
Total revenues	$14,384	$17,506

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2016	2015
Reported EPS (fully diluted)	$0.39	$0.77
Adjustments:
LIFO (credit) charge (a)	0.02	—
Asset impairment and restructuring charges (b)	0.01	—
U.S. biodiesel credits (c)	—	0.01
Sub-total adjustments	0.03	0.01
Adjusted earnings per share (non-GAAP)	$0.42	$0.78

Memo: Timing effects (gain) loss
Corn (c)	—	0.01
Cocoa (d)	—	0.02
Sub-total timing effects	—	0.03
Adjusted EPS excluding timing effects (non-GAAP)	$0.42	$0.81

(a)	The company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.

(b)	Charges of $13 million, pretax, primarily related to software impairment and restructuring charges, tax effected using the applicable tax rates.

(c)	Prior period credits of $9 million, pretax, related to U.S. biodiesel blending credits recorded in a later period.

(d)	Corn timing effects for corn hedge ineffectiveness gains tax effected using the Company’s U.S. effective income tax rate.

(e)	Cocoa timing effects tax effected using the Company’s effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. These non-GAAP financial measures are not intended to replace or be an alternative to Reported EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.